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                                                                EXHIBIT 23.1


               [Letterhead of SHATSWELL, MacLEOD & COMPANY, P.C.]





                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS
                    -----------------------------------------




The Board of Directors
New Hampshire Thrift Bancshares, Inc.


We consent to the incorporation by reference in the registration statements
(No. 333-31737 and No. 333-66305) on Form S-8 of New Hampshire Thrift Bancshares, Inc. and Subsidiaries of our report dated January 10, 2003, with respect to the consolidated statements of financial condition of New Hampshire Thrift Bancshares, Inc. and Subsidiaries as of December 31, 2002 and 2001, and the related consolidated statements of income, changes in shareholders' equity, cash flows and comprehensive income, for each of the years in the three-year period ended December 31, 2002 which report appears in the Annual Report on Form 10-K for the year ended December 31, 2002 of New Hampshire Thrift Bancshares, Inc.




                                      /s/ Shatswell, MacLeod & Company, P.C.
                                      SHATSWELL, MacLEOD & COMPANY, P.C.



West Peabody, Massachusetts
March 27, 2003